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                                                                  Exhibit 10.14









                              MICR SUPPLIES AGREEMENT

                                      BETWEEN

                            IBM PRINTING SYSTEMS COMPANY

                                        AND

                                 TROY SYSTEMS, INC.













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                                                               February 6, 1998
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                                 TABLE OF CONTENTS

1.0  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
       1.1    "Custom Material". . . . . . . . . . . . . . . . . . . . . .1
       1.2    "End User" . . . . . . . . . . . . . . . . . . . . . . . . .1
       1.3    "Engineering Change" . . . . . . . . . . . . . . . . . . . .1
       1.4    "Epidemic Failure" . . . . . . . . . . . . . . . . . . . . .1
       1.5    "General Availability" . . . . . . . . . . . . . . . . . . .1
       1.6    "Invention". . . . . . . . . . . . . . . . . . . . . . . . .1
       1.7    "Months" or "months", "Quarters" or "quarters",
               or "Days" or "days" . . . . . . . . . . . . . . . . . . . .2
       1.8    "Printing System". . . . . . . . . . . . . . . . . . . . . .2
       1.9    "Product" or "Products". . . . . . . . . . . . . . . . . . .2
       1.10   "Product Specifications" . . . . . . . . . . . . . . . . . .2
       1.11   "Reseller" . . . . . . . . . . . . . . . . . . . . . . . . .2
       1.12   "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . .2
       1.13   "Term" . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.0    AGREEMENT PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . .2
       2.1    TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
       2.2    AGREEMENT EXTENSIONS . . . . . . . . . . . . . . . . . . . .2

3.0    PRICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       3.1    PRODUCT PRICES . . . . . . . . . . . . . . . . . . . . . . .3
       3.2    COMPETITIVE PRICES . . . . . . . . . . . . . . . . . . . . .3
       3.3    PRICING ASSUMPTIONS. . . . . . . . . . . . . . . . . . . . .3
       3.4    REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . .3
       3.5    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       3.6    MOST FAVORED CUSTOMER. . . . . . . . . . . . . . . . . . . .3

4.0    ORDERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
       4.1    FORECASTS. . . . . . . . . . . . . . . . . . . . . . . . . .4
       4.2    ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .4
       4.3    ORDER ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . .5
       4.4    ORDER CHANGES. . . . . . . . . . . . . . . . . . . . . . . .5
       4.5    CANCELLATION . . . . . . . . . . . . . . . . . . . . . . . .5

5.0    PACKAGING, SHIPMENT AND DELIVERY. . . . . . . . . . . . . . . . . .5
       5.1    PACKAGING. . . . . . . . . . . . . . . . . . . . . . . . . .5
       5.2    DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . .5
       5.3    TITLE AND RISK OF LOSS . . . . . . . . . . . . . . . . . . .5
       5.4    TRANSPORTATION . . . . . . . . . . . . . . . . . . . . . . .5


6.0    INSPECTION AND ACCEPTANCE . . . . . . . . . . . . . . . . . . . . .5
       6.1    INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . .5

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                                                               February 6, 1998
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       6.2    REJECTION OF NON-CONFORMING PRODUCTS . . . . . . . . . . . .5
       6.3    EFFECT OF REJECTION. . . . . . . . . . . . . . . . . . . . .5
       6.4    EFFECT OF PAYMENT. . . . . . . . . . . . . . . . . . . . . .6

7.0    PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
       7.1    INVOICING PROCEDURES . . . . . . . . . . . . . . . . . . . .6
       7.2    TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . .6

8.0    PRODUCT CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . .6
       8.1    SELLER REQUESTED CHANGES . . . . . . . . . . . . . . . . . .6
       8.2    BUYER REQUESTED CHANGES. . . . . . . . . . . . . . . . . . .6
       8.3    MANDATORY CHANGES. . . . . . . . . . . . . . . . . . . . . .6
       8.4    PRODUCT ENHANCEMENTS . . . . . . . . . . . . . . . . . . . .7
       8.5    NEW PRODUCTS . . . . . . . . . . . . . . . . . . . . . . . .7

9.0    QUALITY ASSURANCE . . . . . . . . . . . . . . . . . . . . . . . . .7
       9.1    QUALITY PROCESS. . . . . . . . . . . . . . . . . . . . . . .7
       9.2    ISO 9002 . . . . . . . . . . . . . . . . . . . . . . . . . .7

10.0   WARRANTIES AND REPRESENTATIONS. . . . . . . . . . . . . . . . . . .7
       10.1   PRODUCT WARRANTY . . . . . . . . . . . . . . . . . . . . . .7
       10.2   CLAIM WARRANTY . . . . . . . . . . . . . . . . . . . . . . .8
       10.3   LICENSE WARRANTY . . . . . . . . . . . . . . . . . . . . . .8
       10.4   REMEDIES FOR BREACH OF PRODUCT WARRANTY. . . . . . . . . . .8
       10.5   EPIDEMIC FAILURES. . . . . . . . . . . . . . . . . . . . . .8
       10.6   LIMITATION OF WARRANTIES . . . . . . . . . . . . . . . . . .9

11.0   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .9
       11.1   PATENT, COPYRIGHT, MASK WORK, TRADE SECRET AND
              TRADEMARK INDEMNIFICATION. . . . . . . . . . . . . . . . . .9
       11.2   PRODUCT INDEMNIFICATION. . . . . . . . . . . . . . . . . . .9

12.0   PRODUCT SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . .9
       12.1   TECHNICAL SUPPORT. . . . . . . . . . . . . . . . . . . . . .9
       12.2   TONER INTERLOCK SYSTEM . . . . . . . . . . . . . . . . . . 10
       12.3   MATERIAL SAFETY DATA SHEETS. . . . . . . . . . . . . . . . 10

13.0   INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . 10
       13.1   PATENT LICENSE . . . . . . . . . . . . . . . . . . . . . . 10
       13.2   TRADEMARKS . . . . . . . . . . . . . . . . . . . . . . . . 10
       13.3   PATENT AND COPYRIGHT CLEARANCE INVESTIGATION . . . . . . . 10

14.0   CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . 11

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15.0   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       15.1   MATERIAL BREACH. . . . . . . . . . . . . . . . . . . . . . 11

16.0  GENERAL 12
       16.1   AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . 12
       16.2   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . 12
       16.3   LIMITATION OF ACTIONS. . . . . . . . . . . . . . . . . . . 12
       16.4   FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . 12
       16.5   WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . 12
       16.6   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . 12
       16.7   INDEPENDENT CONTRACTORS. . . . . . . . . . . . . . . . . . 12
       16.8   LOST PROFITS/CONSEQUENTIAL DAMAGES . . . . . . . . . . . . 12
       16.9   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . 13
       16.10  MODIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . 14
       16.11  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . 14
       16.12  CONTROLLING LAW. . . . . . . . . . . . . . . . . . . . . . 14
       16.13  FORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       16.14  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . 14
       16.15  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . 15
       16.16  ORDER OF PRECEDENCE. . . . . . . . . . . . . . . . . . . . 15
       16.17  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . 15
       16.18  PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . 15
       16.19  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . 15

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                                LIST OF ATTACHMENTS

Attachment 1: Products and Prices. . . . . . . . . . . . . . . . . . . . 16
Attachment 2: Packaging Specifications . . . . . . . . . . . . . . . . . 17
Attachment 3: Product Specifications . . . . . . . . . . . . . . . . . . 18
Attachment 4: Quality Plan . . . . . . . . . . . . . . . . . . . . . . . 19
Attachment 5: Technical Support. . . . . . . . . . . . . . . . . . . . . 20
Attachment 6: Warranty Return Process. . . . . . . . . . . . . . . . . . 21












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                                                               February 6, 1998
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                                  AGREEMENT

This Agreement ("Agreement") is entered into as of this 6th day of February, 1998 ("Commencement Date") between International Business Machines Corporation, a New York corporation with its principal office at Old Orchard Rd., Armonk, New York 10504 ("Buyer") and Troy Systems, Inc., a California corporation with its principal office at 2331 South Pullman Street, Santa Ana, California ("Seller").

Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer the Products in accordance with the terms and conditions of this Agreement.

1.0  DEFINITIONS

1.1 "Custom Material" shall mean any modifications or enhancements to Products made by Seller that are funded by Buyer.

1.2 "End User" shall mean a person or other entity that acquires Products and/or Printing Systems from Buyer or a Reseller for its own use.

1.3 "Engineering Change" shall mean any mechanical, chemical, material, process, specification or documentation change which, if made to the Products to be delivered hereunder, would affect the performance, function, reliability, availability, serviceability, appearance, manufacturability, dimensions, tolerances, safety, testing or price of the Products.

1.4 "Epidemic Failure" shall mean a condition whereby five percent (5%) or more of all units of Product delivered by Buyer to its Resellers and End Users in any single month, or three percent (3%) or more of the total field population of a Product in any quarter demonstrate defects in design, materials and/or workmanship including, but not limited to, use of components with inherent or latent defects, and such defects result from the same or substantially the same cause.

1.5 "General Availability" shall mean the date upon which Buyer makes Products generally available for shipment to End Users.

1.6 "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, that is (a) incorporated in the Custom Materials, whether or not made solely by Seller or one or more Seller employees or made jointly by Seller and/or Seller's employees with Buyer or one or more employees of Buyer or (b) not incorporated in the Custom Materials, but made jointly by Seller and/or Seller's employees with one or more employees of Buyer during the Term and in the performance of this Agreement.

1.7 "Months" or "months", "Quarters or quarters", or "Days" or "days" shall, unless otherwise specified, respectively mean calendar months, calendar quarters or calendar days.

1.8 "Printing System" shall mean a printing device that contains one (1) or more Products.

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                                      1                        February 6, 1998
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1.9  "Product" or "Products" shall mean any or all of the items acquired by
Buyer from Seller under this Agreement.

1.10 "Product Specifications" shall mean the specifications set forth in Attachment 3.

1.11 "Reseller" shall mean a person or other entity that acquires Products from Buyer for eventual resale or lease to End Users.

1.12 "Subsidiary" or "Subsidiaries" shall mean a corporation, company or other entity:

          (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

          (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.13 "Term" shall mean the period of time from the Commencement Date until the termination or expiration of the Agreement.

2.0  AGREEMENT PERIOD

2.1 TERM. This Agreement shall begin on the Commencement Date and shall continue in effect for three (3) years.

2.2 AGREEMENT EXTENSIONS. This Agreement can be extended for additional one (1) year terms by mutual written agreement that is entered into no later than ninety
(90) days from the expiration of the current Term.

3.0  PRICES

3.1  PRODUCT PRICES. Prices of the Products are specified in Attachment 1.

3.2 COMPETITIVE PRICES. Buyer and Seller agree to work together, commencing at the end of the third year of the contract during which the prices specified in Attachment 1 are fixed, to maintain competitive Product prices and to implement cost reduction programs and other pricing actions required to maintain competitiveness. Commencing at the end of the third year of the contract: (a) Buyer and Seller will meet periodically to review marketing survey information


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                                      2                        February 6, 1998
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concerning prices of equivalent products and to determine the actions required to keep the Products in a leadership position; (b) Seller also agrees to use its best efforts to provide the Buyer with competitive prices for the Products; and (c) Seller and Buyer agree to cooperate in putting in place action plans to improve the life, reliability and cost of the Products.

3.3 PRICING ASSUMPTIONS. Unless otherwise noted, prices shall include the costs associated with packaging the Products in accordance with the packaging specifications set forth in Attachment 2. Except as provided in Sections 3.2 and 3.6, all prices shall remain firm as specified in Attachment 1.

3.4 REQUIREMENTS. For the first three (3) years of this Agreement, Buyer agrees to purchase its requirements necessary to satisfy End User demand for MICR toner and developer for the IBM 3900 and InfoPrint 4000 family of high speed laser printers exclusively from Seller provided that, as determined in IBM's sole discretion, (i) the Products are readily available to Buyer and
(ii) the Products satisfy the Product Specifications as described in Attachment 3. In exchange for this commitment by Buyer, Seller agrees that Seller will not sell the Products, which were developed by Seller according to Buyer's specification, other than to Buyer.

3.5 TAXES. All prices for Products are exclusive of excise, sales, value added, use and similar taxes. Buyer shall be responsible for the payment of all such taxes, except those taxes imposed on the Products prior to delivery to the carrier and taxes based on Seller's net income. Buyer hereby certifies that it holds a valid reseller's exemption certificate in each applicable taxing jurisdiction for Products purchased for resale. Where required by state or local law, Buyer shall provide Seller with a valid reseller's exemption certificate for each taxing jurisdiction to which Seller will ship Products.

3.6 MOST FAVORED CUSTOMER. Seller warrants that the prices for the Products under this Agreement do not now exceed prices offered by Seller to any other customer purchasing the same or substantially similar Products in like or lesser quantities upon similar terms and conditions. Commencing at the end of the third year of this Agreement: (a) Seller warrants that the prices for the Products under this Agreement will not exceed prices offered by Seller to any other customer purchasing the same or substantially similar Products in like or lesser quantities upon similar terms and conditions; and (b) in the event Seller offers to sell any such Products at a price that is lower than the price that Buyer is being charged, Seller shall immediately advise Buyer of such lower price and Buyer shall, with respect to deliveries occurring after the date of such offer, receive the benefit of such lower prices.

4.0  ORDERING

4.1 FORECASTS. During the last week of each month Buyer shall supply to Seller a rolling six (6) month forecast of its anticipated requirements for Products. Such forecasts shall be used by Seller for planning purposes only and shall not be construed as a purchase commitment.

Both Buyer and Seller understand and agree that the Agreement does not obligate Buyer to purchase a minimum amount of Products.


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                                      3                        February 6, 1998
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4.2  ORDERS. Purchase orders shall serve as Buyer's sole commitment to purchase.
All purchase orders shall reference this Agreement, and include the following:

a)   the Products being purchased,

b)   the quantity requested,

c)   the price,

d)   the receiving location,

e)   the requested delivery dates, and

f)   the carrier and mode of transportation.

During the last week of each calendar month, Buyer shall update its purchase orders by confirming the quantity of Products to be purchased for the first month following the update and also confirming its requirements for the second and third months following the update. The first calendar month after such update shall be considered the "Frozen Zone" in which no alternations, modifications or cancellations can be made to the quantity of Products on order unless mutually agreed to by the Buyer and Seller.

All purchases hereunder shall be solely pursuant to the terms and conditions of this Agreement, notwithstanding any preprinted terms and conditions on an order or order acceptance.

4.3 ORDER ACCEPTANCE. Seller shall provide Buyer with a written or electronic notice of acceptance or rejection of a purchase order no later than seven (7) days after receipt of the order. If Buyer fails to receive such notice within seven (7) days, the purchase order shall be deemed to have been accepted by Seller. Any rejection shall include the reasons for rejection. Seller may reject a purchase order only if it fails to comply with the terms and conditions of this Agreement.

4.4 ORDER CHANGES. Except during the "Frozen Zone" Buyer may, upon written or electronic notice to Seller, change the quantity, delivery locations or delivery dates of the Products.

4.5 CANCELLATION. Buyer may cancel an order by giving Seller written notice of cancellation prior to the scheduled delivery date of the Products, except that purchase orders for Products scheduled to be delivered during the "Frozen Zone" may not be canceled, unless mutually agreed to by Buyer and Seller.

5.0  PACKAGING, SHIPMENT AND DELIVERY

5.1 PACKAGING. Seller shall, at its expense, package Products for shipment in accordance with the packaging specifications set forth in Attachment 2.


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                                      4                        February 6, 1998
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5.2  DELIVERY. Delivery of Products shall be F.O.B. Seller's location
("Delivery").

5.3 TITLE AND RISK OF LOSS. Title to Products and all risk of loss shall pass to Buyer upon Delivery.

5.4 TRANSPORTATION. The carrier and mode of transportation shall be selected by the Buyer.

6.0  INSPECTION AND ACCEPTANCE

6.1 INSPECTION. Products delivered by Seller shall be subject to inspection by Buyer at any time prior to acceptance by an End User to determine whether such Products are in compliance with the Product Specifications and free from defects in design, material and workmanship.

6.2 REJECTION OF NON-CONFORMING PRODUCTS. Buyer may reject any Product that is not in compliance with the Product Specifications or that has defects in design, material or workmanship.

6.3 EFFECT OF REJECTION. Any nonconforming Product that has been rejected by Buyer can, at Buyer's option after consultation with Seller:

a) be returned to Seller for repair, replacement or a refund of the original purchase price, freight collect,

b)   be repaired by Seller at Buyer's designated facility, or

c)   be repaired by Buyer at Seller's expense.

6.4 EFFECT OF PAYMENT. Payment by Buyer shall not constitute acceptance of the Products or impair Buyer's remedies for non-conformance.

7.0  PAYMENT

7.1 INVOICING PROCEDURES. Seller shall issue individual invoices to Buyer for each shipment no earlier than the Delivery date of the Products.

7.2 TERMS OF PAYMENT. Buyer shall pay Seller in full in U.S. dollars within thirty (30) days of receipt of Seller's invoice.

8.0  PRODUCT CHANGES

8.1 SELLER REQUESTED CHANGES. Seller shall provide Buyer with the earliest possible notice and a written evaluation of the anticipated effect of any Seller requested Engineering


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                                      5                        February 6, 1998

Change. Seller shall not make an Engineering Change to the Products without Buyer's prior written consent.

8.2 BUYER REQUESTED CHANGES. Buyer may propose Engineering Changes to the Products by providing Seller with written notification. Seller agrees to respond to Buyer's request in writing within thirty (30) days of receipt of such notification. Seller's response shall include an evaluation of the impact of the proposed Engineering Changes on the price, performance and delivery of the Products. Once Buyer agrees in writing to accept the impact of such proposed Engineering Change as specified by Seller, Seller agrees to incorporate into the Products any Engineering Changes.

8.3 MANDATORY CHANGES. In the event an Engineering Change is required to comply with the Product Specifications or in order to comply with governmental regulations or judicial decisions in order to satisfy governmental standards, including safety and environmental laws and regulations, Seller shall issue a mandatory Engineering Change upon reasonable written notification to Buyer. Seller shall also provide the required parts, materials, documentation, detailed installation instructions and any special tools, equipment, or media to Buyer at no charge and shall reimburse Buyer for the expenses it incurs in implementing the mandatory Engineering Change.

8.4 PRODUCT ENHANCEMENTS. If during the Term Seller offers any improvement, additional function, or other enhancement to any Product, Seller shall offer such improvement, additional function or other enhancement to Buyer at prices that do not exceed those charged to any other of Seller's customers.

8.5 NEW PRODUCTS. If during the Term Seller develops any new or successor product which may reasonably be considered as a functional replacement for any Products, such new or successor products shall be included in this Agreement at a mutually agreed upon price and shall be considered "Products" for the purposes of this Agreement.

9.0  QUALITY ASSURANCE

9.1 QUALITY PROCESS. Seller shall maintain a quality assurance program and adhere to the quality inspection and acceptance testing procedures described in Attachment 4.

Seller shall subject all Products to quality inspection testing procedures prior to Delivery to Buyer.

Buyer shall have the right to make periodic, on-site, typical quality assurance reviews to ensure Seller's compliance with its quality assurance program and quality inspection procedures.

Seller shall provide Buyer with access to its quality inspection testing results upon request.

9.2 ISO 9002. Seller agrees to use the practices and procedures required by ISO 9002 certification.


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                                      6                        February 6, 1998
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10.0 WARRANTIES AND REPRESENTATIONS

10.1 PRODUCT WARRANTY. Seller warrants that title to all Products delivered to Buyer under this Agreement will be free and clear of all liens, encumbrances, security interests or other claims. Seller also warrants that the Products will conform to the Product Specifications for twelve (12) months following Delivery of the Products at an End User's location provided that the proper handling and storage procedures and conditions are continuously complied with throughout such period. Buyer's inspection or acceptance of, or payment for, any Products shall not constitute a waiver of any breach of warranty. The procedure to be followed by Buyer and Seller in the event Buyer needs to return Products under this warranty is set forth in Attachment 7.

Seller warrants that none of the Products contain and none of the Products will be manufactured using ozone depleting substances including, without limitation, chloroflouocarbons, halons, methyl chloroform, carbon tetrachloride, PCB and trichlorethylene.

In addition, Seller represents and warrants that all Products provided to Buyer hereunder are made of new parts, new components and new subassemblies. In the event that Seller has a desire to provide Buyer with Products that are not made from new parts, new components and new subassemblies, Seller shall
(1) immediately notify Buyer in writing; and (2) seek written approval from Buyer to do so.

10.2 CLAIM WARRANTY. Seller hereby represents and warrants that it has not received and knows of no claim made or proceeding brought by a third party on the basis that any Product infringes or utilizes a patent, copyright, mask work, trade secret or trademark of a third party and that no patent, copyright, mask work, trade secret or trademark of a third party has been used without permission in or to manufacture, assemble or integrate, any Product.

10.3 LICENSE WARRANTY. Seller hereby represents and warrants that it has the full power and right to grant to Buyer each of the licenses set forth in
Section 13 of this Agreement.

10.4 REMEDIES FOR BREACH OF PRODUCT WARRANTY. In the event of a breach of the warranty set forth in the first paragraph of Subsection 10.1, the nonconforming Products shall be remedied in accordance with any of the following options as mutually agreed upon by Buyer and Seller:

a) the nonconforming Products or any parts thereof shall be returned to Seller for repair, replacement, or a refund or credit in the amount of the original purchase price, freight collect;

b)   Seller shall make the necessary repairs.

c) Buyer shall make the necessary repairs, with Seller furnishing the necessary parts and reimbursing Buyer for its cost of labor at Buyer's then current labor rates; or


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                                      7                        February 6, 1998

d) Seller shall refund the Products equivalent price to the Buyer for all Products replaced during the warranty period and Buyer shall scrap the replaced Products.

10.5 EPIDEMIC FAILURES. In the event of an Epidemic Failure, Seller shall at its expense repair the defective Products, replace the defective Products or reimburse Buyer for the actual costs it incurs correcting the defect; provided, however, Buyer agrees to use reasonable efforts to mitigate such costs it incurs. Any Products returned to Seller shall be returned freight collect.

10.6 LIMITATION OF WARRANTIES

There is NO WARRANTY, representation or condition of ANY KIND, expressed or implied (INCLUDING NO WARRANTY OF MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR THE USE CONTEMPLATED BY IBM) concerning the Product sold hereunder or containers in which it is shipped and none shall be implied by law.

11.0 INDEMNIFICATION

11.1 PATENT, COPYRIGHT, MASK WORK, TRADE SECRET AND TRADEMARK INDEMNIFICATION. Seller shall, at its own expense, indemnify, defend and hold harmless Buyer, its Subsidiaries, its and their successors and assigns, officers, employees, agents, End Users and Resellers from and against all damages, costs or expenses incurred as a result of any claim that a Product provided hereunder infringes a patent, copyright, mask work, trade secret or trademark. Buyer shall promptly notify Seller of any such claim, and cooperate fully with Seller. Seller shall have control of the defense against such claim, except that Buyer shall have the right to retain counsel and participate in the defense or settlement, at Buyer's expense.

In the event that a claim is made against the use or sale of a Product, Seller may, or in the event that an injunction is obtained against the use or sale of a Product, Seller shall, at its own expense, either:

a) procure for Resellers or End Users the right to continue using the Product,

b) replace or modify the Product so that it is noninfringing, so long as it continues to conform to the specifications, or

c)   accept the return of the Product and refund the purchase price to Buyer.

Notwithstanding the foregoing, Seller shall not be obligated to indemnify Buyer if the infringement is caused by Buyer's modification of the Product after delivery by Seller and such infringement would not have occurred but for such Buyer modification.

11.2 PRODUCT INDEMNIFICATION Seller shall indemnify and hold Buyer, its Subsidiaries, its and their successors and assigns, officers, employees, agents, End Users and Resellers harmless from any claims for personal injury or property damage caused by any defect

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                                      8                        February 6, 1998
in design or manufacture of the Products or by Seller's negligent act, omission or willful misconduct.

12.0 PRODUCT SUPPORT

12.1 TECHNICAL SUPPORT Seller shall provide Buyer and Resellers with telephone technical support at no charge to Buyer or Resellers as set forth in Attachment 5. If a technical problem cannot be resolved by telephone technical support, Seller shall provide on site technical support to Buyer or Resellers at the rates specified in Attachment 5 provided, however, that Buyer or Resellers shall not be required to make any payments to Seller for on site technical support if the technical problem is due to a defect in design, materials or workmanship, or failure of the Products to conform to the Product Specifications.

12.2 TONER INTERLOCK SYSTEM In consideration of the exclusivity arrangement, Seller will design a toner interlock system that will prevent the accidental introduction of non-MICR toner into the MICR version of the IBM 3900 or InfoPrint 4000. Seller will have all right, title, and interest in such design. Seller hereby grants Buyer 1) an irrevocable, nonexclusive, worldwide, paid-up license to use, reproduce, distribute (internally and externally) copies of, and prepare derivative works based on such design and
2) the right to authorize others to do any of the former.

12.3 MATERIAL SAFETY DATA SHEETS. Seller agrees to provide for all Products all relevant Material Safety Data Sheet (MSDS) Notices, as well as a letter of compliance with Toxic Substance Control Act (TSCA) Regulations.

13.0 INTELLECTUAL PROPERTY

13.1 PATENT LICENSE. Seller hereby grants Buyer a worldwide, non-exclusive non-transferable, fully paid-up and royalty-free patent license to all patents owned or licensable by Seller that cover or relate to use of the Products only to the extent necessary to allow Buyer to market, distribute and sell the Product purchased by Buyer from Seller hereunder. Seller also grants Buyer the right to sublicense its End Users to use, and to sublicense its Subsidiaries and its and their agents, Resellers, and distributors to use and sublicense End Users to use Products.

13.2 TRADEMARKS. Except to the extent permitted by local law, neither party shall have the right to use the trademarks, trade names or logos of the other party in connection with any product, promotion or publication without the prior written approval of the other party.

13.3 PATENT AND COPYRIGHT CLEARANCE INVESTIGATION. Subject to Section 14 of this Agreement, Seller will disclose to Buyer in writing, within thirty (30) days of Buyer's request thereof, sufficient technical information necessary to enable Buyer to conduct a patent and copyright clearance investigation with respect to Products to be delivered hereunder, or Seller will provide Buyer with adequate assurances to Buyer's satisfaction that Seller has sufficiently investigated the Products for possible patent and copyright infringement and cleared the Products for sale to Buyer. Seller shall also promptly notify Buyer in writing of any patents


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                                      9                        February 6, 1998
or copyrights of third parties which pertain to the Products which come to the attention of Seller, and of any suits or claims of patent or copyright infringement which have made against Seller with respect to the Products.

14.0 CONFIDENTIAL INFORMATION

Seller understands that Buyer does not wish to receive from Seller any information which may be considered confidential or proprietary to Seller or to any third party. Seller represents and warrants that no information has been provided that is confidential or proprietary to Seller or any third party and Buyer will not be obligated to retain in confidence or restrict Buyer's use of any information received from Seller. Buyer understands that Seller does not wish to receive from Buyer any technical information which may be considered confidential or proprietary to Buyer or to any third party. Buyer represents and warrants that no technical information has been provided that is confidential or proprietary to Buyer or any third party and Seller will not be obligated to retain in confidence or restrict Seller's use of any technical information received from Buyer. Seller agrees that Buyer will, during the course of this Agreement, disclose certain of its business plans and projected sales of Products which Buyer considers confidential to Buyer, and Seller agrees to use the same care and discretion to avoid disclosure of such information as Seller uses with its own similar information which it does not wish to disclose. Other than such business plans and projected sales, in the event it becomes necessary to provide or exchange information that is deemed confidential or proprietary to either party, such provision or exchange shall not take place prior to execution of an Agreement for Exchange of Confidential Information.

15.0 TERMINATION

15.1 MATERIAL BREACH. Either party may terminate this Agreement or any purchase order issued hereunder effective immediately upon written notice of termination to the other party in the event the other party materially breaches this Agreement and such breach is not cured within thirty (30) days after receipt of written notice of breach from the terminating party or a plan to cure such breach is not accepted by the non-breaching party within such thirty (30) day period. If this Agreement is terminated by Seller due to Buyer's breach, Buyer's sole obligation to Seller for such breach shall be payment to Seller for all Products shipped to and accepted by Buyer prior to the effective date of such termination.

15.2 INSOLVENCY. Buyer can terminate this Agreement if:

a)   Seller becomes insolvent,

b) a petition or proceeding, voluntary or involuntary, for relief under bankruptcy, insolvency, reorganization, dissolution, winding-up, receivership, liquidation or similar law is filed or commenced by or against Seller, or

c) a trustee, custodian, receiver or similar officer is appointed to take charge of all or part of Seller's business.


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                                      10                       February 6, 1998

In the event of termination for a), b) or c) above, Seller shall provide to Buyer any and all Requisite Documentation.

16.0 GENERAL

16.1 AUTHORITY. Each party represents that it has the authority to enter into and perform all of the obligations set forth in this Agreement.

16.2 COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, regulations and ordinances including, but not limited to, the regulations of the United States Department of Commerce relating to the export of products or technical data.

16.3 LIMITATION OF ACTIONS. Neither party may bring an action, regardless of form, arising out of this Agreement, more than two (2) years after the cause of action has arisen.

16.4 FORCE MAJEURE. Neither party shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control including, but not limited to, accidents, labor disputes, military conflicts, insurrections, riots, explosions, lightning, earthquakes, fires, storms and floods. In addition, neither party shall be responsible for failure to meet its obligations under this Agreement due to non-delivery or lateness of its suppliers as long as such lateness or non-delivery is due to reasons described in the sentence immediately above.

16.5 WAIVER. Failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

16.6 ASSIGNMENT. Neither party can assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, except that Buyer can assign its rights and delegate its obligations hereunder to the successor in interest of the business unit of IBM currently known as The IBM Printing Systems Company.

16.7 INDEPENDENT CONTRACTORS. Both parties are independent contractors. Nothing in this Agreement shall be deemed to create an agency, partnership, joint venture, or employer/employee relationship.

16.8 LOST PROFITS/CONSEQUENTIAL DAMAGES. In no event shall either party be liable for any lost profits, consequential damages, indirect damages, special damages or punitive damages arising out of, or relating to this Agreement.

16.9 NOTICES. Any notice which may be or is required to be given under this Agreement shall be in writing, and shall be deemed to have been received:

a)   when delivered personally,

b)   when sent by confirmed facsimile,


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                                      11                       February 6, 1998

c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or

d) one (1) day after deposit with a commercial overnight carrier with written verification of receipt.

All notices shall be sent to the addresses set forth below:

Notices regarding technical information:

     BUYER:                             SELLER:

     Gary Lorgan                        Gerard Rioux
     Business Line Manager              Troy Systems, Inc.
     IBM Printing Systems Company       3 Bryan Drive
     6300 Diagonal Highway              Wheeling, WV 26003
     Boulder, CO 80301                  (304) 232-0899
     (303) 924-8341
                                        Backup:
                                        Michael Riley
                                        Technical Product Manager
                                        Troy Systems, Inc.
                                        3 Bryan Drive
                                        Wheeling, WV 26003
                                        (304) 232-0899

Notices regarding Agreement Administration:

     BUYER:                             SELLER:

     Gregory F. Flemming                Michael Stewart
     Director, Business Alliances       Director of Consumable Sales
     IBM Printing Systems Company       Troy Systems, Inc.
     6300 Diagonal Highway              3 Bryan Drive
     Boulder, CO 80301                  Wheeling, WV 26003
     (303) 924-8800                     (304) 232-0899

                                        Backup:

                                        Linda Korber
                                        Sales Administrator
                                        Troy Systems, Inc.
                                        3 Bryan Drive
                                        Wheeling, WV 26003
                                        (304) 232-0899


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                                      12                       February 6, 1998

16.10 MODIFICATIONS. This Agreement can be modified only by a written amendment signed by the authorized representatives of the parties.

16.11 SEVERABILITY. If any provision of this Agreement or the application thereof is held by any court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity shall not affect the other provisions of this Agreement, the enforceability of this Agreement as a whole or the enforceability of such provision in other jurisdictions to the extent permitted by law.

16.12 CONTROLLING LAW. This agreement shall be governed and construed in all respects in accordance with the laws and regulations of the State of New York, without reference to choice of law principles. The Nations Convention on Contracts for the International Sale of Goods does not apply.

16.13 FORUM. Any action or proceeding brought by Seller to enforce or resolve disputes relating to this Agreement shall be brought before a court of competent jurisdiction in the city of New York in the State of New York, including a Federal District Court sitting within such city. Any action or proceeding brought by Buyer to enforce or resolve disputes relating to this Agreement shall be brought before a court of competent jurisdiction in Orange County in the State of California, including the Federal District Court sitting within such county. Neither party shall attest that such court lacks jurisdiction over such party or the subject matter hereof.

16.14 WAIVER OF JURY TRIAL. The parties expressly waive any right they may have to a jury trial.

16.15 SURVIVAL. All provisions which by their nature extend beyond the termination or expiration of this Agreement shall remain in effect beyond any termination or expiration.

16.16 ORDER OF PRECEDENCE. To the extent any terms and conditions of this Agreement conflict with the terms and conditions of any invoice, purchase order or purchase order acknowledgment, the terms and conditions of this Agreement shall control. In addition, to the extent any terms and conditions of the main body of this Agreement conflict with the terms and conditions of any attachment, the terms and conditions of the main body of the Agreement shall control.

16.17 HEADINGS. The headings and titles of the provisions of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.

16.18 PUBLICITY. Neither party shall publicly disclose the existence of this Agreement, any information concerning this Agreement or the terms and conditions of this Agreement, except as required by law, without the prior written consent of the other party; provided, however, either party may communicate the fact of the relationship to current or potential mutual customers without obtaining the other party's consent. In the event that disclosure is required by law, the disclosing party agrees to provide the non-disclosing party with prior written notice of such disclosure.


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                                      13                       February 6, 1998

16.19 ENTIRE AGREEMENT. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes any and all prior oral or written communications between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, both Buyer and Seller have executed this Agreement by their respective authorized representatives.

TROY SYSTEMS, INC.                       INTERNATIONAL BUSINESS
                                         MACHINES CORPORATION

By: /s/ Robert S. Messina                By: /s/ Gregory F. Flemming
    ------------------------------           ------------------------------
     Robert S. Messina                               (Signature)
     President and Chief Operating
     Officer                             Name: Gregory F. Flemming
                                               ----------------------------

                                         Title: Director Business Alliances
                                                ---------------------------

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                                      14                       February 6, 1998

                         ATTACHMENT 1: PRODUCTS AND PRICES


     [This Attachment has been omitted pursuant to a request for confidentiality under Rule 406 of the Securities Act of 1933, as amended. A copy of the Agreement with the Section intact has been filed separately with the Securities and Exchange Commission.]


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                                      15                       February 6, 1998

                       ATTACHMENT 2: PACKAGING SPECIFICATIONS


     [This Attachment has been omitted pursuant to a request for confidentiality under Rule 406 of the Securities Act of 1933, as amended. A copy of the Agreement with the Section intact has been filed separately with the Securities and Exchange Commission.]


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                                      16                       February 6, 1998

                        ATTACHMENT 3: PRODUCT SPECIFICATIONS


     [This Attachment has been omitted pursuant to a request for confidentiality under Rule 406 of the Securities Act of 1933, as amended. A copy of the Agreement with the Section intact has been filed separately with the Securities and Exchange Commission.]


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                                      17                       February 6, 1998

                             ATTACHMENT 4: QUALITY PLAN

Seller shall provide a Quality Plan to Buyer within four (4) months of the Commencement Date.


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                                      18                       February 6, 1998

                          ATTACHMENT 5: TECHNICAL SUPPORT

TELEPHONE TECHNICAL SUPPORT

     Seller will maintain a toll-free telephone number so as to provide technical assistance to Buyer or its customers for any MICR related issue for IBM 3900 and InfoPrint 4000 printers utilizing Seller's Products. Telephone support will be available between the hours of 8 a.m. to 5 p.m., Pacific time.

FIELD SUPPORT

     Buyer may request field support from Seller to address Customer concerns with Products, and Seller agrees to use best efforts to comply. If the field problem is found to be caused by Products supplied by Seller, Seller agrees to cover all expenses incurred by Seller in addressing such concern. If the field problem is not caused by Products supplied by Seller, then Buyer agrees to reimburse Seller for all reasonable travel expenses incurred, plus $500.00 per day.

PAPER TESTING

     Seller will initially provide for each new IBM 3900 and InfoPrint 4000 MICR customer, upon request by Buyer, analysis of the customer's check paper stock to determine whether it meets ANSI standards for check processing. Seller will provide a written report to Buyer that contains an analysis of paper characteristics, plus any appropriate recommendations to insure acceptable check processing quality.


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                                      19                       February 6, 1998

                       ATTACHMENT 6: WARRANTY RETURN PROCESS

Should it become necessary to return any Product to the Seller under the terms of the warranty, the Buyer should contact the Director of Sales in Wheeling, WV (Mike Stewart) at 1-800-633-2266. Seller will issue a return goods authorization
(RGA) number to Buyer along with shipping instructions. Seller will test the returned Product to confirm that it is defective, and that the defect is a design or quality defect. Upon confirmation that Seller is responsible for the defect that was the reason for its return, Seller will arrange to replace or repair the defective Product.

Seller will use best efforts to accomplish such repair or replacement within ten
(10) days of receipt of defective Products at Seller's plant of manufacture.

Seller shall maintain a small inventory of Product for replacement if Seller's manufacturing facility cannot meet the specified replacement delivery commitment.



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                                      20                       February 6, 1998